UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 2, 2007

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive

Norwood, Massachusetts 02062

(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)           Apogee Technology, Inc. (the “Company”) announced that it was notified by a letter from the American Stock Exchange (the “AMEX”) on November 2, 2007 that the period associated with the Company’s plan to resolve certain deficiencies regarding its continued listing with AMEX had expired without the Company regaining compliance. As a result, the AMEX notified the Company of its intent to remove the Company’s common stock from the AMEX by filing a delisting application with the Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(d) of the AMEX Company Guide (the “Company Guide”), and Rule 12d2-2 of the Securities Exchange Act of 1934, as amended.

Presently, the Company continues to be noncompliant with Sections 1003(a)(i), 1003(a)(ii), and 1003(a)(iii) of the Company Guide. All of which relate to the Company’s insufficient stockholder’s equity, as previously reported in the Company’s filings with the SEC. The Company is actively exploring alternatives to accomplish its funding goals and demonstrate to AMEX that it can regain and maintain compliance with the relevant continued listing standards in the Company Guide.

The Company intends to appeal the determination by the AMEX and will submit a written request for a hearing by November 9, 2007. In accordance with Sections 1203 and 1009(d) of the Company Guide, the Company will appeal the determination by the AMEX by requesting either an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel. At the discretion of the AMEX, the Company’s common stock will continue to trade on the AMEX during the appeal period, which may be in excess of 30 days.

A press release regarding the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press release dated November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: November 8, 2007	By:	/s/ Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 8, 2007.